Exhibit 99.4
CATAMARAN CORPORATION
UNAUDITED PRO FORMA COMBINED
FINANCIAL STATEMENTS
The unaudited pro forma combined statements of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012 give effect to the acquisition (the "Restat Acquisition") of Restat, LLC ("Restat") by a wholly owned subsidiary of Catamaran Corporation ("Catamaran") and related financing transactions, as if they had occurred on January 1, 2012; and the unaudited pro forma combined balance sheet as of September 30, 2013 gives effect to the Restat Acquisition and related financing transactions as if they had occurred on September 30, 2013 (together with the unaudited pro forma combined statements of operations, the “pro forma financial statements”). Additionally, the unaudited pro forma combined statement of operations for the year ended December 31, 2012 gives effect to Catamaran's acquisition (the "Catalyst Acquisition") of Catalyst Health Solutions, Inc. ("Catalyst") and related financing transactions, which were completed on July 2, 2012, as if they had occurred on January 1, 2012.
The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisitions discussed above, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined results. The adjustments to the pro forma financial statements have been made solely for the purpose of developing the pro forma financial statements necessary to comply with the applicable disclosure and reporting requirements of the Securities and Exchange Commission ("SEC"). The pro forma financial statements are not intended to represent what Catamaran's actual consolidated results of operations or consolidated financial position would have been had the acquisitions occurred on the dates assumed, nor are they necessarily indicative of Catamaran's future consolidated results of operations or consolidated financial position. The actual results reported in periods following the closing of the acquisitions noted may differ significantly from the pro forma financial statements for a number of reasons including, but not limited to: differences in the ordinary conduct of the business following the acquisitions; differences between the assumptions used to prepare these pro forma financial statements and actual amounts; cost savings from operating efficiencies; changes to pharmacy network and rebate contracting; potential synergies; and the impact of the incremental costs incurred in integrating Restat and Catalyst.
The pro forma adjustments and related assumptions are described in the accompanying notes. The pro forma adjustments are based on assumptions relating to the consideration paid and the recording thereof to the Restat and Catalyst assets acquired and liabilities assumed, based on preliminary estimates of fair value. Catamaran believes that the assumptions used to derive the pro forma adjustments are reasonable given the information available; however, as the valuations of acquired assets and liabilities assumed are still in process for the Restat Acquisition at the time these pro forma financial statements were prepared and information may become available within the measurement period which indicates a potential change to these valuations utilized to record the assets acquired and liabilities assumed, the initial amounts recorded may be subject to adjustment. Furthermore, the pro forma financial statements do not reflect any cost savings from operating efficiencies, synergies or other costs that could result from the acquisitions. The pro forma financial statements are based on the historical financial statements of Catamaran, Restat and Catalyst, as adjusted for the pro forma effect of each acquisition. The pro forma financial statements should be read in conjunction with the historical financial statements and the accompanying notes of Catamaran included in its Quarterly Report on Form 10-Q filed with the SEC on November 1, 2013 and its Annual Report on Form 10-K filed with the SEC on March 1, 2013, the historical financial statements and the accompanying notes of Catalyst included in its historical financial statements for the six months ended June 30, 2012 included in Catamaran's Current Report on Form 8-K filed with the SEC on March 1, 2013, the historical financial statements and the accompanying notes of Restat included in its historical financial statements for the nine months ended September 30, 2013 included as Exhibit 99.3 filed herewith, and the historical audited financial statements and the accompanying notes of Restat included in its historical financial statements for the year ended December 31, 2012 included as Exhibit 99.2 filed herewith.

Catamaran Corporation
Unaudited Pro Forma Combined Balance Sheet
September 30, 2013
(in thousands)

			Pro Forma Adjustments		Total Pro Forma Combined
	Catamaran (actual)	Restat (actual)
ASSETS
Current assets:
Cash and cash equivalents	$436,227	$1	$(32,610)	(a)	$403,618
Restricted cash	32,219	11	—		32,230
Accounts receivable, net	847,924	16,566	18		864,508
Rebates receivable	291,182	—	—		291,182
Other current assets	113,784	382	(11)		114,155
Due from The F. Dohmen Co.	—	68,686	(68,686)	(b)	—
Total current assets	1,721,336	85,646	(101,289)		1,705,693
Property and equipment, net	172,868	1,263	—		174,131
Goodwill	4,497,621	—	223,955	(c)	4,721,576
Other intangible assets, net	1,054,523	—	182,200	(c)	1,236,723
Other long-term assets	46,538	—	—		46,538
Total assets	$7,492,886	$86,909	$304,866		$7,884,661

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payables	$693,625	$1,053	$—		$694,678
Accrued expenses and other current liabilities	241,452	24,329	(132)	(d)	265,649
Pharmacy benefit management rebates payable	314,565	16,525	—		331,090
Current portion - long-term debt	43,750	—	—		43,750
Total current liabilities	1,293,392	41,907	(132)		1,335,167
Deferred income taxes	302,527	—	—		302,527
Long-term debt	976,610	—	350,000	(e)	1,326,610
Other long-term liabilities	87,694	404	(404)	(f)	87,694
Total liabilities	2,660,223	42,311	349,464		3,051,998
Shareholders' equity
Common shares	4,215,139	—	—		4,215,139
Additional paid-in capital	72,825	—	—		72,825
Invested equity	—	44,598	(44,598)	(g)	—
Retained earnings	542,755	—	—		542,755
Accumulated other comprehensive loss	(1,997)	—	—		(1,997)
Total shareholders' equity	4,828,722	44,598	(44,598)		4,828,722
Non-controlling interest	3,941	—	—		3,941
Total equity	4,832,663	44,598	(44,598)		4,832,663
Total liabilities and equity	$7,492,886	$86,909	$304,866		$7,884,661

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Catamaran Corporation
Unaudited Pro Forma Combined Statement of Operations
For the nine months ended September 30, 2013
(in thousands, except per share data)

	Catamaran	Restat	Pro Forma Adjustments		Total Pro Forma Combined
	(actual)	(actual)

Revenue	$10,251,295	$70,578	$493,356	(h)	$10,815,229
Cost of revenue	9,450,546	—	501,864	(h)	9,952,410
Gross profit	800,749	70,578	(8,508)		862,819
Expenses:
Selling, general and administrative	310,839	26,385	(8,508)	(i)	328,716
Depreciation of property and equipment	24,887	512	—		25,399
Amortization of intangible assets	147,368	—	26,943	(j)	174,311
	483,094	26,897	18,435		528,426
Operating income	317,655	43,681	(26,943)		334,393
Interest and other expense, net	30,972	79	5,250	(k)	36,301
Income before income taxes	286,683	43,602	(32,193)		298,092
Income tax expense:	75,616	4	2,652	(l)	78,272
Net income	211,067	43,598	(34,845)		219,820
Less: Net income (loss) attributable to non-controlling interest	23,303	—	—		23,303
Net income attributable to the company	$187,764	$43,598	$(34,845)		$196,517
Earnings per share:
Basic	$0.91	N/A	$—		$0.95
Diluted	$0.91	N/A	$—		$0.95
Weighted average number of shares outstanding:
Basic	205,921	N/A	—		205,921
Diluted	206,637	N/A	—		206,637

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Catamaran Corporation
Unaudited Pro Forma Combined Statement of Operations
For the year ended December 31, 2012
(in thousands, except per share data)

	Catamaran *	Catalyst #	Restat *	Pro Forma Adjustments		Total Pro Forma Combined
	(actual)	(actual)	(actual)

Revenue	$9,940,120	$3,000,427	$84,512	$556,007	(m)	$13,581,066
Cost of revenue	9,206,744	2,821,759	—	559,093	(m)	12,587,596
Gross profit	733,376	178,668	84,512	(3,086)		993,470
Expenses:
Selling, general and administrative	369,492	127,893	33,023	(51,386)	(n)	479,022
Depreciation of property and equipment	16,749	8,938	1,865	(2,798)	(o)	24,754
Amortization of intangible assets	130,116	13,735	—	108,163	(o)	252,014
	516,357	150,566	34,889	53,979		755,790
Operating income	217,019	28,102	49,623	(57,065)		237,679
Interest and other expense, net	26,682	4,200	50	23,586	(p)	54,518
Income before income taxes	190,337	23,902	49,573	(80,651)		183,161
Income tax expense:	69,316	8,290	22	(41,868)	(q)	35,760
Net income	121,021	15,612	49,551	(38,783)		147,401
Less: Net income (loss) attributable to non-controlling interest	4,363	(5,633)	—	—		(1,270)
Net income attributable to the company	$116,658	$21,245	$49,551	$(38,783)		$148,671
Earnings per share:
Basic	$0.70	$0.43	N/A	$—		$0.73
Diluted	$0.70	$0.43	N/A	$—		$0.72
Weighted average number of shares outstanding:
Basic	166,766	49,221	N/A	37,875	(r)	204,641
Diluted	167,831	49,653	N/A	37,875	(r)	205,706

*-Actual results for the year ended December 31, 2012
#-Actual results for the six months ended June 30, 2012

The accompanying notes are an integral part of these unaudited pro forma financial statements.

CATAMARAN CORPORATION
NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.	Description of Transaction
On July 31, 2013, Catamaran Corporation (“Catamaran" or the "Company"), through its direct wholly owned subsidiary Catamaran, LLC, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with The F. Dohmen Co., a Wisconsin corporation (“Dohmen”). Pursuant to the Purchase Agreement, the Company acquired all of the outstanding limited liability company interests of Restat, LLC (“Restat”), a Wisconsin limited liability company, in exchange for $409.5 million in cash, subject to certain customary post-closing adjustments, in each case upon the terms and subject to the conditions contained in the Purchase Agreement. The acquisition of Restat was completed on October 1, 2013. The purchase price was funded from Catamaran’s existing cash balance and $350 million in borrowings under its credit agreement with a syndicate of lenders led by JPMorgan Chase Bank, N.A. (the “Credit Agreement”).

2.	Basis of Presentation
The unaudited pro forma financial statements have been prepared using the acquisition method of accounting, with Catamaran being the accounting acquirer, and are based on the historical financial statements of Catamaran, Restat, and Catalyst Health Solutions, Inc. (“Catalyst”). Certain reclassifications have been made to the historical financial statements of Restat and Catalyst to conform to the financial statement presentation adopted by Catamaran.
The unaudited pro forma combined statement of operations for the nine months ended September 30, 2013 combines the consolidated statements of operations of Catamaran and Restat for the period then ended to give effect to the Restat Acquisition and related financing as if they had occurred on January 1, 2012. The unaudited pro forma combined statement of operations for the year ended December 31, 2012 combines the consolidated statements of operations of Catamaran, Restat, and Catalyst for the period then ended to give effect to the Restat and Catalyst acquisitions and related financing as if they had occurred on January 1, 2012. The actual results of Catamaran and Restat utilized in preparation of the pro forma combined statement of operations for the nine months ended September 30, 2013 are for the nine months ended September 30, 2013. The actual results of Catamaran and Restat utilized in preparation of the pro forma combined statement of operations for the year ended December 31, 2012 are for the year ended December 31, 2012. The actual results of Catalyst utilized in preparation of the pro forma combined statement of operations for the year ended December 31, 2012 are for the six months ended June 30, 2012.
The unaudited pro forma combined balance sheet as of September 30, 2013 combines the consolidated balance sheets of Catamaran and Restat as of September 30, 2013 to give effect to the Restat Acquisition and related financing as if they had occurred on September 30, 2013.
The pro forma adjustments include the application of the acquisition method of accounting under purchase accounting guidance. Purchase accounting guidance requires, among other things, that identifiable assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date, which is presumed to be the closing date of the Restat and Catalyst acquisitions. The pro forma adjustments described herein have been developed based on management's judgment, including estimates relating to the allocations of purchase price to the assets acquired and liabilities assumed of Restat based on preliminary estimates of fair value. Catamaran management believes that the assumptions used to derive the pro forma adjustments are reasonable given the information available; however, as the valuations of assets acquired and liabilities assumed are in process and information may become available within the measurement period which indicates a potential change to these valuations, the initial amounts recorded for the Restat Acquisition may be subject to adjustment. The pro forma financial statements do not reflect any cost savings from potential operating efficiencies, any other potential synergies or any incremental costs which may be incurred in connection with integrating Restat or Catalyst.
The pro forma financial statements are provided for illustrative purposes only and are not intended to represent what Catamaran's actual consolidated results of operations or consolidated financial position would have been had the Restat and Catalyst acquisitions occurred on earlier dates nor are they necessarily indicative of Catamaran's future consolidated results of operations or consolidated financial position.

3.	Preliminary Purchase Price Calculation and Accounting

Restat, LLC Acquisition

On October 1, 2013, the Company completed the previously announced acquisition of Restat, for a purchase price of $409.5 million in cash subject to certain customary post-closing adjustments. The purchase price was funded from Catamaran’s existing cash balance and $350 million in borrowings under its Credit Agreement.
The acquisition was accounted for under the acquisition method of accounting with the Company treated as the acquiring entity.

CATAMARAN CORPORATION
NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Accordingly, the consideration paid by the Company to complete the acquisition has been recorded to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition. The carrying values for current assets and liabilities were deemed to approximate their fair values due to the short-term nature of their maturities. The fair value for the acquired customer relationships intangible assets were valued using an excess earnings model based on expected future revenues derived from the customers acquired. The excess of the purchase price over the estimated fair values of the net assets acquired was recorded as goodwill.
The pro forma purchase price allocation below has been developed based on preliminary estimates of fair value using the historical financial statements of Restat as of September 30, 2013. In addition, the allocation of the purchase price to acquired intangible assets is based on preliminary fair value estimates and is subject to final management analysis, with the assistance of third party valuation advisers. The estimated intangible assets are comprised of customer relationships with an estimated useful life of 9 years for pharmacy benefit management customers and 3 years for cash card customers. The residual amount of the purchase price after preliminary allocation to identifiable net assets represents goodwill. Goodwill is non-amortizing for financial statement purposes. Goodwill of $224.0 million related to the Restat Acquisition is tax deductible. The goodwill recognized by the Company represents many of the synergies and business growth opportunities that the Company anticipates may be realized from the acquisition of Restat. The synergies include improved pricing from the Company's suppliers due to the increased volume of prescription drug purchases, pull through opportunities of the Company's mail and specialty service offerings, and a more efficient leveraging of resources to achieve operating profits. As the valuations of assets acquired and liabilities assumed are in process and information may become available within the measurement period which indicates a potential change to these valuations, the amounts recorded may be subject to adjustment.

Below are the preliminary amounts recorded for the Restat Acquisition:

Amount
(in thousands)
Accounts receivable	$16,585
Other current assets	382
Total current assets acquired	16,967
Property and equipment	1,263
Customer relationships intangible asset	182,200
Goodwill	223,955
Total assets acquired	424,385
Accounts payable	17,967
Rebates payable	16,525
Accrued liabilities	7,283
Total liabilities assumed	41,775
Net assets acquired	$382,610

4.	Pro Forma Adjustments

Unaudited Pro Forma Combined Balance Sheet as of September 30, 2013

(a) Cash and cash equivalents

The adjustment to cash and cash equivalents reflects the net inflows from revolving credit facility borrowings of $350 million and offset by the aggregate cash outflows related to the payment of Restat Acquisition consideration of $382.6 million.

(b) Due from The F. Dohmen Co.

The adjustment to Due from The F. Dohmen Co. removes intercompany receivables from Dohmen to Restat as of September 30, 2013. Pursuant to the Purchase Agreement, all intercompany transactions between Dohmen and Restat were settled upon close of the acquisition.

CATAMARAN CORPORATION
NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(c) Goodwill and other intangible assets

The adjustments to goodwill and other intangible assets represent the amounts for goodwill and other intangible assets recognized from the Restat Acquisition’s preliminary purchase price allocation. The preliminary goodwill recognized in connection with the Restat Acquisition is $224.0 million. The preliminary value of other intangible assets is $182.2 million. The customer relationships intangible assets were valued using an excess earnings model based on expected future revenues derived from the customers acquired.

(d) Accrued expenses and other liabilities

The adjustments to accrued expenses and other current liabilities relates to removing accrued payroll recorded as of September 30, 2013 for Restat that was not assumed by the Company and was subsequently paid by Dohmen.

(e) Debt

The adjustment to Debt reflects the borrowings under the Company's Credit Agreement of $350 million to partially fund the acquisition of Restat.

(f) Other liabilities

The adjustment to other liabilities removes Restat’s deferred rent liability as of September 30, 2013.

(g) Shareholders’ equity

Shareholders’ equity was adjusted to remove all of Restat’s equity account balances.

Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 2013

(h) Revenue and cost of revenue

Revenue and cost of revenue were adjusted to record Restat's PBM revenue, cost of revenue, and related rebate transactions, on a gross basis consistent with the Company's accounting policies. The Company evaluates customer contracts to determine whether the Company acts as a principal or as an agent in the fulfillment of prescriptions through its participating pharmacy network. The Company acts as a principal in certain of its transactions with customers and, in these cases, revenues are recognized at the prescription price (ingredient cost plus dispensing fee) negotiated with customers, plus the Company’s administrative fees (“gross reporting”). Gross reporting is appropriate when the Company (i) has separate contractual relationships with customers and with pharmacies, (ii) is responsible to validate and manage a claim through its claims adjudication process, (iii) commits to set prescription prices for the pharmacy, including instructing the pharmacy as to how that price is to be settled (co-payment requirements), (iv) manages the overall prescription drug plan relationship with the patients, who are members of customers’ plans, and (v) has credit risk for the amount due from the customer. Restat historically recorded its PBM revenue and cost of revenue on a net basis since it deemed that it did not take on credit risk for the amount due from the customer. The pro forma financial statements assume the Company would hold the credit risk for the Restat PBM transactions in line with the Company's PBM revenue transactions, and accordingly the Company reflected the Restat PBM revenue transactions gross in line with the Company's accounting policies. Revenue and cost of revenue were each increased by $501.9 million for the nine months ended September 30, 2013 as a result of this adjustment.

Revenue was reduced by $8.5 million for the nine months ended September 30, 2013, to reclassify rebate amounts earned by customers that were historically recorded by Restat as an expense in selling, general and administrative ("SG&A") expense and reflect rebate activity in accordance with the Company's accounting policies.

(i) Selling, general and administrative

The adjustment to reduce SG&A expense by $8.5 million was recorded to reclassify rebate amounts earned by customers from SG&A expense and record the amount as a reduction to revenue to reflect rebate activity in accordance with the Company's accounting policies. Refer to footnote (h) for further information.

CATAMARAN CORPORATION
NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(j) Amortization

The adjustment to amortization expense reflects the addition of nine months of amortization expense totaling $26.9 million for intangible assets acquired in the Restat Acquisition.

(k) Interest

Interest expense was increased by $5.3 million to reflect nine months of interest expense related to Catamaran's debt incurred to finance the Restat Acquisition, utilizing the rate effective at the time of closing the Restat Acquisition of 2.0%.

(l) Income taxes

The adjustment reflects the income tax effect of the Company's pro forma combined effective income tax rate of 26% for the nine months ended September 30, 2013. The pro forma adjustments were tax effected based on applicable federal and state statutory rates.

Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2012

(m) Revenue and cost of revenue

Adjustments due to the Restat Acquisition
Revenue and cost of revenue were adjusted to record Restat's PBM revenue transactions in line with the Company's accounting policies. Refer to note (h) for further information. Revenue and cost of revenue were each increased by $569.4 million for the year ended December 31, 2012 for this adjustment.

Revenue was reduced by $11.5 million for the year ended December 31, 2012 to reclassify rebate amounts earned by customers that were historically recorded by Restat as an expense in SG&A expense and reflect rebate activity in accordance with the Company's accounting policies.

Adjustments due to the Catalyst Acquisition

Revenue and cost of revenue were adjusted to remove the effect of transactions between Catamaran and Catalyst prior to the Catalyst Acquisition closing on July 2, 2012. Revenue and cost of revenue were each reduced by $10.3 million for the year ended December 31, 2012, reflecting the amount earned and billed by Catamaran to Catalyst. Additionally, revenue was increased by $8.4 million for the year ended December 31, 2012, to reverse amortization expense recorded by Catalyst related to other intangibles from its prior acquisitions.

(n) Selling, general and administrative

Adjustments due to the Restat Acquisition

The adjustment to reduce SG&A expense by $11.5 million was recorded to reclassify rebate amounts earned by customers from SG&A expense and record the amount as a reduction to revenue to reflect rebate activity in accordance with the Company's accounting policies. Refer to footnote (m) above for further information.

Adjustments due to the Catalyst Acquisition

The adjustment to SG&A expense removes transaction expenses of $22.8 million incurred to close the Catalyst Acquisition, $10.4 million in one-time severance charges incurred related to the Catalyst Acquisition and $6.6 million in SG&A expenses recorded in the Company's 2012 actual results that were also recorded in Catalyst's six-month results due to transactions recognized separately from the acquisition of assets and assumptions of liabilities from the Catalyst Acquisition. The $6.6 million of duplicate expenses related to $3.5 million in contract settlements and terminations made by Catalyst prior to the Catalyst Acquisition that had future benefit to the Company and $3.1 million for payments made to Catalyst employees based on contractual arrangements which had future benefit to the Company.

CATAMARAN CORPORATION
NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(o) Depreciation and amortization

Adjustments due to the Restat Acquisition

The adjustment to amortization reflects the addition of a full year of amortization expense totaling $35.9 million for intangible assets acquired in the Restat Acquisition.

Adjustments due to the Catalyst Acquisition

The adjustment to amortization reflects the addition of six months of amortization expense totaling $86.0 million to reflect a full year of amortization expense for intangible assets acquired in the Catalyst Acquisition, offset by a $13.8 million reduction of historical amortization expense recorded by Catalyst from its intangible assets for the period prior to the closing of the Catalyst Acquisition. Depreciation expense was decreased by $2.8 million to reflect the adjusted fair value of the property and equipment acquired by Catamaran.

(p) Interest

Adjustments due to the Restat Acquisition

Interest expense was increased by $7.0 million to reflect a full year of interest expense related to Catamaran's debt incurred to finance the Restat Acquisition, utilizing the rate effective at the time of closing the Restat Acquisition of 2.0%.

Adjustments due to the Catalyst Acquisition

Interest expense was increased by $20.6 million to reflect a full year of interest expense related to Catamaran's new debt incurred to finance the Catalyst Acquisition, utilizing the rate effective at the time of the closing of the Catalyst Acquisition of 2.25% plus the impact of the amortization of deferred financing fees and debt discounts. This amount was reduced by $4.0 million to remove Catalyst's 2012 interest expense prior to the Catalyst Acquisition due to the termination and repayment of Catalyst's existing indebtness upon closing of the Catalyst Acquisition.

(q) Income taxes

The adjustment reflects the income tax effect of the Company's pro forma combined effective income tax rate of 20% for the year ended December 31, 2012. The pro forma adjustments were tax effected based on applicable federal and state statutory rates.

(r) Basic and diluted shares

The unaudited pro forma combined basic and diluted earnings per share calculations are based on the combined basic and diluted weighted average shares outstanding. The historic basic and diluted weighted-average shares of Catalyst have been replaced by the shares issued by Catamaran in the Catalyst Acquisition at an exchange ratio of 1.3212 shares of Catamaran common stock per share of Catalyst common stock (0.6606 prior to the two-for-one stock split in October 2012), and assumed outstanding since January 1, 2012.

Additionally, the basic and diluted earnings per share calculations reflect the 12.0 million shares issued in May 2012 from the Company’s public offering as if they were issued on January 1, 2012.

Catamaran’s actual and the pro forma combined share and per share data have been adjusted to reflect Catamaran’s two-for-one stock split completed in October 2012.